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                                                               EXHIBIT (a)(1)(E)
                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                       of
                          SilverStream Software, Inc.
                                       at
                              $9.00 Net Per Share
                                       by
                              Delaware Planet Inc.
                          a wholly-owned subsidiary of

                                  Novell, Inc.

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
         AT 9:00 A.M., NEW YORK CITY TIME, ON WEDNESDAY, JULY 17, 2002,
                         UNLESS THE OFFER IS EXTENDED.

                                                                   June 18, 2002
To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated June 18, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which together, as each may be amended, supplemented or otherwise modified from time to time constitute the "Offer") in connection with the offer by Novell, Inc., a Delaware corporation ("Novell"), through Delaware Planet Inc., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Novell, to purchase for cash all of the shares of common stock, par value $0.001 per share (the "Shares"), of SilverStream Software, Inc., a Delaware corporation (the "Company"), at a purchase price of $9.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1.  The tender price is $9.00 per Share, net to you in cash.

          2.  The Offer is being made for all of the outstanding Shares.

          3. The Offer is conditioned upon, among other things, (1) there being validly tendered in accordance with the terms of the Offer, prior to the expiration of the Offer and not withdrawn, a number of Shares that, together with the Shares then owned by Novell and/or Purchaser or any subsidiary of Novell, represents at least a majority of the Shares outstanding on a fully-diluted basis and (2) the expiration or termination of any and all waiting periods under applicable antitrust laws. The Offer is also subject to certain other conditions described in Section 16 of the Offer to Purchase. The Offer is not conditioned upon Novell obtaining financing.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 9, 2002 (the "Merger Agreement"), among the Company, Novell and Purchaser. The Merger Agreement provides for, among other things, the making of the Offer by Purchaser, and further provides that, as soon as practicable following consummation of the Offer and satisfaction of certain conditions, Purchaser will be merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Novell.

          5. The Company's Board of Directors, at a meeting duly called and held on June 9, 2002, has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of the Company's stockholders, (2) approved the Merger Agreement and the transactions contemplated thereby, including the Offer, the Merger and Novell's acquisition of Shares pursuant to the Stockholder's Agreements among Novell, Purchaser and certain stockholders of the Company in accordance with the Delaware General Corporation Law and (3) recommended that the Company's stockholders accept the Offer, tender their Shares in the Offer and adopt the Merger Agreement.

          6. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON WEDNESDAY, JULY 17, 2002, UNLESS THE OFFER IS EXTENDED.

          7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Mellon Investor Services LLC (the "Depositary") of (a) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (b) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and
(c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

                        Instructions with Respect to the
                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                       of
                          SilverStream Software, Inc.
                                       at
                              $9.00 Net Per Share
                                       by
                              Delaware Planet Inc.
                          a wholly-owned subsidiary of

                                  Novell, Inc.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated June 18, 2002 (the "Offer to Purchase") and the related Letter of Transmittal, in connection with the offer by Novell, Inc. through Delaware Planet Inc. to purchase all of the shares of common stock, $0.001 par value per share (the "Shares"), of SilverStream Software, Inc. (the "Company"), at a purchase price of $9.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     This will instruct you to tender to Purchaser the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

               Number of Shares to be Tendered:           Shares*
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                                   Sign Below

Account Number: ------------------  Signature(s) -------------------------------

Dated: ------, 200--

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                          PLEASE TYPE OR PRINT NAME(S)

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                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

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                       AREA CODE AND TELEPHONE NUMBER(S)

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              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.